As filed with the Securities and Exchange Commission on November 12, 2015

Registration No. __________________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

___________________

QLOGIC CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

___________________

Delaware	33-0537669
(State or Other Jurisdiction of Incorporation)	(IRS Employer Identification No.)

26650 Aliso Viejo Parkway

Aliso Viejo, California 92656
(Address, Including Zip Code, of Principal Executive Offices)

___________________

QLogic Corporation

2005 Performance Incentive Plan

QLogic Corporation

1998 Employee Stock Purchase Plan

(Full Title of the Plans)

___________________

Jean Hu

Acting Chief Executive Officer,

Senior Vice President and Chief Financial Officer

QLogic Corporation

26650 Aliso Viejo Parkway

Aliso Viejo, California 92656

(949) 389-6000

(Name, Address and Telephone Number, Including Area Code, of Agent for Service)

COPY TO:

Mark D. Peterson, Esq.
O’Melveny & Myers LLP

610 Newport Center Drive, 17th Floor

Newport Beach, CA  92660

___________________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐

CALCULATION  OF REGISTRATION  FEE

Title Of Securities To Be Registered	Amount To Be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount Of Registration Fee
Common Stock, $0.001 par value per share issuable under the QLogic Corporation 2005 Performance Incentive Plan	7,250,492(1) shares	$12.58(2)	$91,211,190 (2)	$9,185 (2)
Common Stock, $0.001 par value per share issuable under the QLogic Corporation 1998 Employee Stock Purchase Plan	4,000,000(1) shares	$12.58 (2)	$50,320,000 (2)	$5,068 (2)
Totals	11,250,492(1) shares	$12.58 (2)	$141,531,190 (2)	$14,253 (2)

(1)This Registration Statement covers, in addition to the number of shares of QLogic Corporation, a Delaware corporation (the “Company” or the “Registrant”), common stock, par value $0.001 per share (the “Common Stock”), stated above, options and other rights to purchase or acquire the shares of Common Stock covered by this Registration Statement and, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the “Securities Act”), an additional indeterminate number of shares, options and rights that may be offered or issued pursuant to the QLogic Corporation 2005 Performance Incentive Plan, as amended, and the QLogic Corporation 1998 Employee Stock Purchase Plan, as amended (collectively the “Plans”), as a result of one or more adjustments under the Plans to prevent dilution resulting from one or more stock splits, stock dividends or similar transactions.

(2)Pursuant to Securities Act Rule 457(h), the maximum offering price, per share and in the aggregate, and the registration fee were calculated based upon the average of the high and low prices of the Common Stock on November 9, 2015, as quoted on the NASDAQ Global Select Market.

The Exhibit Index for this Registration Statement is at page 7.

EXPLANATORY NOTE

This Registration Statement is filed by the Company to register additional securities issuable pursuant to the Plans and consists of only those items required by General Instruction E to Form S-8.

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PART I

INFORMATION REQUIRED IN THE

SECTION 10(a) PROSPECTUS

The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participants as specified by Securities Act Rule 428(b)(1).

PART II

INFORMATION REQUIRED IN THE

REGISTRATION STATEMENT

Item 3.	Incorporation of Certain Documents by Reference

The following documents of the Company filed with the Securities and Exchange Commission (the “Commission”) are incorporated herein by reference:

(a)

The Company’s Registration Statements on Form S-8, filed with the Commission on October 30, 1998, June 9, 2006, November 7, 2008, November 6, 2009 and August 27, 2013 (Commission File Nos. 333-66407, 333-134877, 333-155220, 333-162951 and 333-190832, respectively);

(b)	The Company’s Annual Report on Form 10-K for its fiscal year ended March 29, 2015, filed with the Commission on May 26, 2015 (Commission File No. 000-23298);
(c)

The Company’s Quarterly Reports on Form 10-Q for its fiscal quarters ended June 28, 2015 and September 27, 2015, filed with the Commission on August 6, 2015 and October 29, 2015, respectively (Commission File No. 000-23298);

(d)

The Company’s Current Reports on Form 8-K, filed with the Commission on May 14, 2015 (as amended by the Form 8-K/A filed on August 24, 2015), June 3, 2015, August 21, 2015, August 21, 2015, September 4, 2015, September 9, 2015, September 15, 2015 and September 25, 2015 (Commission File No. 000-23298); and

(e)

The description of the Company’s Common Stock contained in its Registration Statement on Form 10/A filed with the Commission on February 15, 1994 (Commission File No. 000-23298), and any other amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.  Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.  Any such statement so modified or superseded shall not be deemed, except as so modified or amended, to constitute a part of this Registration Statement.

Item 5.	Interests of Named Experts and Counsel

The validity of the issuance of Common Stock registered hereby is passed on for the Company by Michael L. Hawkins. Mr. Hawkins is the Vice President, General Counsel and Secretary of the Company and is compensated by the Company as an employee. Mr. Hawkins owns 18,679 shares of Common Stock, 81,821 restricted stock units that are payable in an equivalent number of shares of Common Stock, and Company stock options to acquire up to an additional 388,600 shares of Common Stock. Mr. Hawkins is eligible to receive stock awards by the Company under the 2005 Performance Incentive Plan and is eligible to participate in the 1998 Employee Stock Purchase Plan.

Item 8.	Exhibits

See the attached Exhibit Index at page 7, which is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S‑8 and has duly caused this Form S-8 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Aliso Viejo, State of California, on November 12, 2015.

QLOGIC CORPORATION

By:	/s/ Jean Hu
Jean Hu
Acting Chief Executive Officer, Senior Vice President and Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Jean Hu and Christine King, and each of them, acting individually and without the other, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments, exhibits thereto and other documents in connection therewith) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them individually, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Jean Hu Jean Hu	Acting Chief Executive Officer, Senior Vice President and Chief Financial Officer (Principal Executive Officer and Principal Financial and Accounting Officer)	November 12, 2015
/s/ Christine King Christine King	Executive Chairman and Chairman of the Board	November 12, 2015
/s/ John T. Dickson John T. Dickson	Director	November 12, 2015

Signature	Title	Date
/s/ Balakrishnan S. Iyer Balakrishnan S. Iyer	Director	November 12, 2015
/s/ D. Scott Mercer D. Scott Mercer	Director	November 12, 2015
/s/ Jay A. Rossiter Jay A. Rossiter	Director	November 12, 2015
/s/ George D. Wells George D. Wells	Director	November 12, 2015
/s/ William M. Zeitler William M. Zeitler	Director	November 12, 2015

EXHIBIT INDEX

Exhibit

NumberDescription of Exhibit

4.1

QLogic Corporation 2005 Performance Incentive Plan, Amended and Restated Effective July 10, 2014. (Filed as Exhibit 10.1 of the Registrant’s Current Report on Form 8-K filed with the Commission on August 29, 2014 (Commission File No. 000-23298) and incorporated herein by this reference.)

4.2

QLogic Corporation 1998 Employee Stock Purchase Plan, as amended. (Filed as Exhibit 10.1 of the Registrant’s Current Report on Form 8-K filed with the Commission on August 21, 2015 (Commission File No. 000-23298) and incorporated herein by this reference.)

5.	Opinion of Company Counsel (opinion re legality).
23.1	Consent of Independent Registered Public Accounting Firm.
23.2	Consent of Counsel (included in Exhibit 5).
24.	Power of Attorney (included in this Registration Statement under “Signatures”).